Exhibit 99.1

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SIDLEY AUSTIN LLP		SIDLEY AUSTIN LLP
William E. Curtin (admitted pro hac vice)		Thomas R. Califano (TX Bar No. 24122825)
Anne G. Wallice (admitted pro hac vice)		2021 McKinney Avenue, Suite 2000
787 Seventh Avenue		Dallas, Texas 75201
New York, NY 10019		Telephone:	(214) 981-3300
Telephone:	(212) 839-5300	Facsimile:	(214) 981-3400
Facsimile:	(212) 839-5599	Email:	tom.califano@sidley.com
Email:	wcurtin@sidley.com
anne.wallice@sidley.com

Attorneys for the Debtors

and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

EIGER BIOPHARMACEUTICALS, INC.,	Case No. 24-80040 (SGJ)
et al.[1]
(Jointly Administered)
Debtors.

NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF FIFTH AMENDED JOINT

PLAN OF LIQUIDATION OF EIGER BIOPHARMACEUTICALS, INC. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that, on September 5, 2024, the United States Bankruptcy Court for the Northern District of Texas (the “Court”) entered the Order Approving the Debtors’ Amended Disclosure Statement and Confirming the Fifth Amended Joint Plan of Liquidation of Eiger Biopharmaceuticals, Inc. and its Debtor Affiliates [Docket No. 639] (the “Confirmation Order”) confirming the Fifth Amended Joint Plan of Liquidation of Eiger BioPharmaceuticals, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 635-1] (as may be altered, amended, modified, or supplemented from time to time, including all exhibits and schedules thereto, the “Plan”).2

[1]

The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are: Eiger BioPharmaceuticals, Inc. (1591); EBPI Merger Inc. (9986); EB Pharma LLC (8352); Eiger BioPharmaceuticals Europe Limited (N/A); and EigerBio Europe Limited (N/A). The Debtors’ service address is 2100 Ross Avenue, Dallas, Texas 75201.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

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PLEASE TAKE FURTHER NOTICE that, on September 30, 2024, the Effective Date of the Plan occurred. Each of the conditions precedent to consummation enumerated in Article IX of the Plan have been satisfied or waived in accordance with the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Court has approved certain release, exculpation, injunction, and related provisions in Article IX of the Plan.

PLEASE TAKE FURTHER NOTICE that, on the Effective Date, except as otherwise set forth in the Plan or Confirmation Order, the terms of the Plan became effective and enforceable and deemed binding upon the Debtors, the Plan Administrator, the Liquidation Trustee, any and all Holders of Claims and Interests (regardless of whether such Holders of Claims or Interests accepted or rejected, or were deemed to have accepted or rejected, the Plan), all Entities that are parties to or subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and/or Unexpired Leases with the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Administrative Claims (other than Professional Compensation Claims) shall be 5:00 p.m. prevailing Central Time on the date that is thirty (30) days after the Effective Date, unless otherwise ordered by the Court.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Article V of the Plan and the Confirmation Order, except as otherwise provided in the Plan or Confirmation Order or otherwise identified on the Schedule of Assumed Executory Contracts and Unexpired Leases, all Executory Contracts and/or Unexpired Leases not otherwise assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and/or Unexpired Leases, pursuant to the Plan or Confirmation Order, if any, must be Filed with the Notice and Claims Agent and served upon counsel to the Plan Administrator and the Liquidating Trustee within thirty (30) days of the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Plan Administrator, or the Liquidating Trustee, or any of their respective assets and properties.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

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PLEASE TAKE FURTHER NOTICE that copies of the pleadings may be obtained (i) at the website established by the Debtors’ notice and claims agent, Verita Global f/k/a Kurtzman Carson Consultants, LLC at https://veritaglobal.net/Eiger, (ii) from the Court’s website at http://www.txnb.uscourts.gov via ECF/Pacer, or (iii) upon request to the undersigned.

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY. IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN ADDITIONAL INFORMATION, PLEASE CONTACT THE NOTICE AND CLAIMS AGENT.

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Dated: September 30, 2024

Dallas, Texas

/s/ Thomas R. Califano
SIDLEY AUSTIN LLP
Thomas R. Califano (TX Bar No. 24122825)
2021 McKinney Avenue, Suite 2000
Dallas, Texas 75201
Telephone:	(214) 981-3300
Facsimile:	(214) 981-3400
Email:	tom.califano@sidley.com

and

William E. Curtin (admitted pro hac vice)
Anne G. Wallice (admitted pro hac vice)
787 Seventh Avenue
New York, NY 10019
Telephone:	(212) 839-5300
Facsimile:	(212) 839-5599
Email:	wcurtin@sidley.com
anne.wallice@sidley.com

Attorneys for the Debtors and Debtors in Possession

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Certificate of Service

I certify that on September 30, 2024, I caused a copy of the foregoing document to be served by the Electronic Case Filing System for the United States Bankruptcy Court for the Northern District of Texas.

/s/ Thomas R. Califano
Thomas R. Califano